Zhejiang Yong Xing Digital Technology Co. Ltd.

Share-holding Entrustment Agreement

Zhejiang Yong Xing Digital Technology Co. Ltd. (“Zhejiang”) was organized on July 11, 2005. This entrustment agreement (hereinafter called as “this agreement”) was signed by following parties (hereinafter called as “agreement parties”)

Party A: Capital Future Development Limited (“Capital”) was lawfully established on July 22, 2004. Capital has the right to enjoy the actual shareholder’s rights and has the right to obtain any benefits Party B received from Zhejiang.

Party B: Zhengsheng Bao is a citizen of PRC, his national ID number is ________________________________. Zhengsheng Bao is the nominal holder of 10% equity of Zhejiang.

I.	Being as the actual investor of share-holding on behalf of the holder, Party A has the right to enjoy actual shareholder’s rights and has the right to obtain relevant investing income received by Party B.
II.	Party A will take the full legal and economic responsibilities in association with the acquisition of Zhejiang’s equity as well as executing the share-holding entrustment.
III.	Party A is the actual owner of Zhejiang’s equity. Party B will hold the shares on behalf of Party A. Party B will follow Party A’s command to perform all the relevant procedures to complete the share-holding entrustment.
IV.	Any modification or cancellation for this agreement will go into effect only after both parties have signed the written agreement. Any party can not modify or cancel this agreement without consent of the other party. When the agreement parties have disputes with respect to interpretation and implementation of items of this agreement, all parties shall settle disputes through friendly negotiation. Either party can seek arbitration to make a settlement per Hongkong rules and law if the disputes can’t be settled through negotiation. The arbitration locale is Hongkong.
V.	This agreement is in duplicate and each party holds one. This agreement will go into effect since Party A’s authorized representative affixes the signature and the official seal and Party B Together affixes the signature.

Party A: Capital Future Development Limited (stamp)

Authorized representative:/s/ Zhenggang Wang (signature)

Party B: Zhengsheng Bao: /s/ Zhengsheng Bao(signature)